EXHIBIT 10.34

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

THE STOCK PURCHASE AGREEMENT (the “Agreement”) made effective as of November 5, 2004, by and between Maxwell Technologies, Inc., a Delaware corporation (the “Company”), and the several purchasers named in Schedule I attached thereto (the “Purchasers”), is hereby amended as follows:

1. All of the capitalized terms used, but not defined, herein shall have the respective meanings ascribed to them in the Agreement.

2. Section 2.a. of the Agreement is hereby amended and restated to read as follows:

2. Payment and Delivery.

a. Payment for the Shares to be sold by the Company will take place at the corporate offices of the Company, located at 9244 Balboa Avenue, San Diego, California 92123, and shall be made to the Company in immediately available United States Dollars against delivery of such Shares for the account(s) of the Purchasers not later than 1:30 p.m., Pacific Time, on November 9, 2004. The Aggregate Purchase Price to be paid by the Purchasers shall be in the form of a wire transfer(s) of funds to the Company’s account. The time and date of such payment are hereinafter referred to as the “Closing.”

3. In accordance with Section 5.b. of the Agreement, at the Closing the Company shall deliver to the Purchasers a certificate, dated as of the Closing and signed by an executive officer of the Company, to the effect set forth in Section 5.a. of the Agreement and to the effect that the representations and warranties of the Company contained in the Agreement are true and correct as of the Closing and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied thereunder on or before the Closing.

4. Davis Skagg Investment Management, a Division of Smith Barney Fund Management LLC, acting severally on behalf of itself and the Purchasers, represents that it has obtained all necessary authorization to act on behalf of the Purchasers and to enter into the Agreement and this Amendment No. 1 to Stock Purchase Agreement.

5. All remaining provisions of the Agreement shall remain unchanged and in full force and effect.

6. This Amendment No. 1 to Stock Purchase Agreement shall enter into effect as of November 8, 2004 (the “Effective Date”).

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IN WITNESS WHEREOF, the parties have entered into this Amendment No. 1 to Stock Purchase Agreement as of the Effective Date.

“Company”

MAXWELL TECHNOLOGIES, INC., a Delaware corporation

By:
Name:	Tesfaye Hailemichael
Title:	Vice President, Finance, Treasurer, and Chief Financial Officer

“Purchaser”

DAVIS SKAGG INVESTMENT MANAGEMENT, a Division of Smith Barney Fund Management LLC, acting severally on behalf of itself and the several Purchasers named in Schedule I to the Agreement.

By:
Name:	John G. Goode
Title:	Chairman and Chief Investment Officer

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